SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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SOCKET COMMUNICATIONS, INC.
(Name of Registrant as Specified in its Charter)

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SOCKET COMMUNICATIONS, INC.

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 16, 2004

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of SOCKET COMMUNICATIONS, INC., a Delaware corporation (the "Company"), to be held Wednesday, June 16, 2004 at 9:00 a.m., local time, at the Company's headquarters at 37400 Central Court, Newark, California 94560 for the following purposes:

(1) To elect seven directors to serve until their respective successors are elected.

(2) To ratify the appointment of Moss Adams LLP as independent public accountants of the Company for the fiscal year ending December 31, 2004.

(3) To approve the adoption of the 2004 Equity Incentive Plan and reservation thereunder of (i) the number of shares that have been reserved but not issued under the 1995 Stock Plan; (ii) any shares returned to the 1995 Stock Plan as a result of termination of options or repurchase of shares; and (iii) an annual increase to be added on the first day of the Company's fiscal year beginning in 2005, equal to the least of (A) 2,000,000 shares, (B) four percent of the Company's outstanding shares on such date, or (C) an amount determined by the Board of Directors.

(4) To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on April 19, 2004 are entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

Sincerely,
Kevin J. Mills
President and Chief Executive Officer
Newark, California May 10, 2004

YOUR VOTE IS IMPORTANT.

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING,
YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE

SOCKET COMMUNICATIONS, INC.

PROXY STATEMENT FOR
2004 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Socket Communications, Inc., a Delaware corporation (the "Company"), for use at the 2004 Annual Meeting of Stockholders to be held Wednesday, June 16, 2004 at 9:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of the 2004 Annual Meeting. The Annual Meeting will be held at the Company's headquarters at 37400 Central Court, Newark, California 94560. The Company's telephone number at that location is (510) 744-2700.

These proxy solicitation materials and our Annual Report on Form 10-K for the year ended December 31, 2003, including financial statements, were first mailed on or about May 10, 2004 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

Holders of record of Common Stock and of Series F Preferred Stock at the close of business on April 19, 2004 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 30,025,600 shares of the Common Stock were issued and outstanding, and 873,540 shares of the Series F Preferred Stock were issued and outstanding (on an as-converted basis). Each share of Common Stock is entitled to one vote, and each share of Series F Preferred Stock is entitled to 10 votes. Except as otherwise required by applicable law, the holders of shares of Series F Preferred Stock are entitled to vote together as a single class with the holders of the Common Stock upon the election of directors and upon any other matter submitted to stockholders for a vote. The Company has no other class of voting securities outstanding entitled to be voted at the meeting.

The only person known by the Company to beneficially own more than five percent of the Company's Common Stock as of the Record Date was Charlie Bass, the Chairman of the Company. The only persons known by the Company to beneficially own more than five percent of the Company's Series F Preferred Stock as of the Record Date were Charlie Bass, Jonathan Fleisig, Headwaters Holdings LLC and Ezra P. Mager. Please see "Security Ownership of Certain Beneficial Owners and Management" for more information on these beneficial owners.

REVOCABILITY OF PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

Each stockholder is entitled to one vote for each share of Common Stock held and 10 votes for each share of Series F Preferred Stock held in all matters to be voted on by the stockholders. If any stockholder at the Annual Meeting gives notice of his or her intention to cumulate votes in respect of the election of directors, then each stockholder voting for the election of directors (Proposal One) may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock and 10 times the number of shares of Series F Preferred Stock that such stockholder is entitled to vote, or distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than seven candidates. However, no stockholder shall be entitled to cumulate votes for a candidate unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, prior to the voting, of the intention to cumulate votes. On all other matters, stockholders may not cumulate votes.

This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, email or facsimile. The Company may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from brokers, bank nominees and other institutional investors. The Company's costs for such services, if retained, are not expected to be material.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of votes entitled to be cast with respect to the outstanding shares of Common Stock and Series F Preferred Stock shall constitute a quorum for the transaction of business. Shares that are voted "FOR," "AGAINST" or "WITHHELD" on a matter are treated as being present at the meeting for purpose of establishing a quorum entitled to vote on the subject matter (the "Votes Cast").

The Company intends to count abstentions for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). Thus, abstentions will have the same effect as a vote against a proposal.

Broker non-votes will be counted for purpose of determining the presence or absence of a quorum for the transaction of business. Broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

A plurality of the votes duly cast is required for the election of directors. Thus, neither abstention nor broker non-votes affect the election of directors, as only affirmative votes will affect the outcome of election.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE INCLUDED IN THE COMPANY'S PROXY MATERIALS

The Company currently intends to hold its 2005 Annual Meeting of Stockholders in June 2005 and to mail proxy statements relating to such meeting in May 2005. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the 2005 Annual Meeting must be received by the Company no later than January 10, 2005 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

If a stockholder intends to submit a proposal at the 2005 Annual Meeting that is not intended to be included in the proxy statement and proxy for that meeting, the stockholder must do so no later than 90 days prior to the announced date of the 2005 Annual Meeting. If such a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary authority to vote against the proposal when it is raised at the 2005 Annual Meeting.

The attached proxy card grants the persons named as proxies discretionary authority to vote on any matter raised at the Annual Meeting that is not included in this Proxy Statement. The Company has not been notified by any stockholder of his or her intent to present a new stockholder proposal at the Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, unless the proxy is marked otherwise. The nominees consist of the seven current directors. If a person other than a management nominee is nominated at the Annual Meeting, the holders of proxies may choose to cumulate their votes and allocate them among such nominees of management as the holders of proxies shall determine in their discretion in order to elect as many nominees of management as possible. The seven candidates receiving the highest number of votes will be elected. In the event any nominee is unavailable for election, which is not currently anticipated, the proxy holders may vote in accordance with their judgment for the election of substitute nominees designated by the Board of Directors.

All seven directors will be elected for one-year terms expiring at the 2005 Annual Meeting of Stockholders, subject to the election and qualification of their successors or their earlier death, resignation or removal.

The following table sets forth information concerning the nominees for director.

Name of Nominee	Age	Position(s) Held With the Company	Director Since
Charlie Bass (2)	62	Chairman of the Board	1992
Micheal L. Gifford	46	Executive Vice President and Director	1992
Leon Malmed (2)	66	Director	2000
Kevin J. Mills	43	President, Chief Executive Officer and Director	2000
Gianluca Rattazzi (1)	51	Director	1998
Peter Sealey (2)	63	Director	2002
Enzo Torresi (1)	59	Director	2000

(1) Member of the Compensation Committee. (2) Member of the Audit Committee.

There are no family relationships among any of the directors or executive officers of the Company.

Charlie Bass co-founded the Company in March 1992, and has been the Chairman of the Board of Directors from such time to the present. Dr. Bass also served as the Company's interim Chief Executive Officer during January and February 1996 and from April 1997 to February 1998, at which time Dr. Bass assumed the position of Chief Executive Officer, a position he served in until March 2000. Dr. Bass holds a Ph.D. in electrical engineering from the University of Hawaii.

Micheal L. Gifford has been a director of the Company since its inception in March 1992, has served as the Company's Executive Vice President since October 1994, and currently is the General Manager of the Company's Industrial and Embedded Systems Group. Mr. Gifford served as the Company's President from the Company's inception in March 1992 to September 1994, and as the Company's Chief Executive Officer from March 1992 to June 1994. From December 1986 to December 1991, Mr. Gifford served as a director and as Director of Sales and Marketing for Tidewater Associates, a computer consulting and computer product development company. Prior to working for Tidewater Associates, Mr. Gifford co-founded and was President of Gifford Computer Systems, a computer network integration company. Mr. Gifford holds a B.S. in Mechanical Engineering from the University of California at Berkeley.

Leon Malmed has been a director of the Company since June 2000. Mr. Malmed served as Senior Vice President of Worldwide Marketing and Sales of SanDisk Corporation, a manufacturer of flash memory products, from 1992 to his retirement in March 2000. Prior to his tenure with SanDisk Corporation, Mr. Malmed was Executive Vice President of Worldwide Marketing and Sales for Syquest Corporation, a disk storage manufacturer, President of Iota, a Syquest subsidiary from 1990 to 1992, and Senior Vice President of Worldwide Sales, Marketing and Programs for Maxtor Corporation, a disk drive supplier, from 1984 to 1990. Mr. Malmed serves as a director of Artisan Components, Inc. (licenser of building blocks for complex I.C. designs), and one other private company. Mr. Malmed holds a B.S. in Mechanical Engineering from the University of Paris, and also has completed the AEA/UCLA Senior Executive Program at the University of California at Los Angeles, and the AEA/Stanford Executive Institute Program for Management of High Technology Companies at Stanford Business School.

Kevin J. Mills was appointed the Company's President and Chief Executive Officer and a director of the Company in March 2000. He had served as the Company's Chief Operating Officer from September 1998 to March 2000. Mr. Mills joined the Company in September 1993 as Vice President of Operations, and has also served as our Vice President of Engineering. Prior to joining the Company, Mr. Mills worked from September 1987 to August 1993 at Logitech, Inc., a computer peripherals company, serving most recently as its Director of Operations. He holds a B.E. in Electronic Engineering from the University of Limerick, Ireland.

Gianluca Rattazzi has been a director of the Company since June 1998. Dr. Rattazzi is the Chairman and CEO of BlueArc Corporation, a provider of Network Attached Storage. Prior to BlueArc, he co-founded Meridian Data, Inc., a provider of CD ROM networking software and systems, in July 1988. He has served as President and a director of Meridian Data since inception and was appointed Chief Executive Officer of Meridian Data serving from October 1992 until its sale to Quantum Corporation in September 1999. From 1985 to 1988, Dr. Rattazzi held various executive level positions at Virtual Microsystems, Inc., a networking company, most recently as its President. Dr. Rattazzi serves on the boards of several private companies. Dr. Rattazzi holds an M.S. in Electrical Engineering and Computer Science from the University of California at Berkeley, and a Ph.D. in Physics from the University of Rome, Italy.

Peter Sealey has been a director of the Company since June 2002. Dr. Sealey has served as CEO and founder of Los Altos Group, Inc., a diversified management consulting firm, since its founding in July 1997. Dr. Sealey has also served as an Adjunct Professor of Marketing at the Haas School of Business, University of California at Berkeley since 1994, and serves on the board of MaxWorldwide Inc., a media holding company. From July 1969 to August 1993, Dr. Sealey served in various senior marketing positions with the Coca-Cola Company, including as its Senior Vice President, Global Marketing from December 1989 to August 1993. Dr. Sealey holds a doctorate from the Peter F. Drucker Graduate Management Center at Claremont Graduate University.

Enzo Torresi has been a director of the Company since June 2000. Dr. Torresi founded and has managed EuroFund Partners, a venture capital fund, since 1999. In 1997 and 1998, he was Chairman and CEO of ICAST Corporation, a software company specializing in broadcasting solutions for the Internet. During 1995 and 1996, he was Entrepreneur-In-Residence at Accel Partners, a venture capital fund. From November 1993 to 1994, he was Vice-Chairman of Power Computing Corporation, a PC manufacturer he co-founded. From 1989 to October 1994, Dr. Torresi was President and Chief Executive Officer of NetFRAME Systems, Inc., a computer manufacturer that is now part of Micron Electronics, Inc. Dr. Torresi serves on the boards of several private companies. Dr. Torresi holds a Doctorate in Electronics Engineering from the Polytechnic Institute in Turin, Italy.

BOARD MEETINGS AND COMMITTEES

The Board of Directors has determined that all of the nominees, except Messrs. Mills and Gifford, satisfy the definition of "independent director," as established in Nasdaq listing standards. The Board of Directors has a Compensation Committee, an Audit Committee and a Nominating Committee. Each committee has adopted a written charter, all of which are available on the Company's web site at http://www.socketcom.com. The Board of Directors has also determined that each of the members of the Audit Committee, the Compensation Committee, and the Nominating Committee satisfies the definition of "independent director," as established in Nasdaq listing standards.

The Board of Directors held a total of four regular meetings during fiscal 2003 and one telephonic meeting. The Board of Directors also approved certain actions by written consent. The Company strongly encourages members of the Board of Directors to attend all meetings, including meetings of committees on which they serve and the annual meeting of stockholders. No director attended fewer than 75 percent of the meetings of the Board of Directors and committees thereof, if any, upon which such director served. Messrs. Bass, Gifford, Malmed, Mills and Sealey attended the 2003 Annual Meeting of Stockholders.

The Compensation Committee, which consisted of Messrs. Torresi and Rattazzi, held eight telephonic meetings during fiscal 2003. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors and officers of the Company and administers various incentive compensation and benefit plans. The report of the Compensation Committee for fiscal 2003 is included in these proxy solicitation materials.

The Audit Committee consists of Messrs. Bass, Malmed and Sealey. As required by Nasdaq rules, the members of the Audit Committee each qualify as "independent" under special standards established by the United States Securities and Exchange Commission ("SEC") for members of audit committees. The Audit Committee also includes one independent member who has been determined by the Board of Directors to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules. Dr. Bass is the member of the Audit Committee who the Board of Directors has determined to be the audit committee financial expert. Stockholders should understand that this designation is a disclosure required by the SEC relating to Dr. Bass' experience and understanding with respect to certain accounting and auditing matters. This designation does not impose upon Dr. Bass any duties, obligations or liability that are greater than are generally imposed on him as member of the Audit Committee, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors. The Audit Committee met three times in person during the year ended December 31, 2003, and members of the Audit Committee held three additional telephone meetings with management and the independent auditors to review quarterly financial information and to discuss the results of quarterly review procedures performed by the independent auditors before quarterly financial reports were issued. The Audit Committee is responsible for appointing, compensating and overseeing actions taken by the Company's independent auditors and reviews the Company's internal financial controls and financial statements. The Audit Committee met in September 2003 with management and with the independent auditors to review the audit plan for the audit of the financial statements for the year ended December 31, 2003. In connection with the completion of the annual audit of the Company's financial statements for the year ended December 31, 2003, the Audit Committee met in February 2004 with management and with the independent auditors to review the financial statements and the annual audit results, including an assessment of internal controls and procedures, and discussed the matters with the independent auditors denoted as required communications by Statement of Auditing Standards 61 (SAS 61). The meeting included review of internal accounting controls, discussion and review of auditor independence, review with management and discussion with the independent auditors of the annual financial statements, the pre-approval of fees, and other matters included in required communications with the independent auditors under SAS 61, and a recommendation to the Board of Directors to approve the issuance of the financial statements for the year ended December 31, 2003. The report of the Audit Committee for the year ended December 31, 2003 is included in this Proxy Statement. The new charter of the Audit Committee, adopted by the Board of Directors on March 15, 2004, is included as Appendix A.

The Nominating Committee for 2004 consisted of the Company's independent directors. The Nominating Committee is formed each year by the Board of Directors to consider and recommend nominations for the Board of Directors. For 2004, the Nominating Committee contacted each current director and determined that each director was willing and able to serve as a director for the ensuing year. The Nominating Committee in a meeting held in March 2004 recommended nomination of the current directors to serve for the ensuing year. For 2005, the nominating committee will consider nominees recommended by security holders. Such nominations should be made in writing to the Company, attention Corporate Secretary, no later than January 10, 2005. The charter of the Nominating Committee is included as Appendix B.

COMPENSATION OF DIRECTORS

Directors who are not employees of the Company receive $1,500 per regular meetings of the Board of Directors that they attend. These outside directors are also entitled to participate in the Company's 1995 and 1999 Stock Option Plans (the "Stock Option Plans"), and, if approved by the stockholders at the Annual Meeting, the 2004 Equity Incentive Plan (please see Proposal Three for more information on the 2004 Equity Incentive Plan). During fiscal 2003, Messrs. Bass, Malmed, Rattazzi, Sealey and Torresi were each granted an option to purchase 50,000 shares at an exercise price of $0.73 per share, the fair market value of the Common Stock on the date of grant. Each such option vested in full on January 1, 2004.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

If a quorum is present, the seven nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE COMPANY'S NOMINEES FOR DIRECTORS.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected Moss Adams LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2004, and recommends that stockholders vote for ratification of such appointment.

Ernst & Young LLP has audited the Company's financial statements annually since 1992. Representatives of Moss Adams LLP and Ernst & Young LLP are expected to be present at the Annual Meeting. Each firm will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

On March 16, 2004, the Company dismissed Ernst & Young, LLP as the Company's independent auditors. The reports of Ernst & Young on the Company's consolidated financial statements for the fiscal years ended December 31, 2002 and 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Audit Committee recommended, and the Board of Directors of the Company approved, the change of auditors at their respective meetings on March 15, 2004. In connection with the audits of the Company's consolidated financial statements for the fiscal years ended December 31, 2002 and 2003 and the subsequent interim period ended March 16, 2004, there were no disagreements between the Company and Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their report. On March 17, 2004, the Company engaged Moss Adams LLP as the Company's independent auditors. The Company did not consult with Moss Adams LLP during the fiscal years ended December 31, 2002 and 2003, and subsequent interim period ended March 16, 2004 on any matter which was the subject of any disagreement or any reportable event or on the application of accounting principles to a specified transaction, either completed or proposed. Ernst & Young LLP furnished a letter to the Company addressed to the SEC stating that Ernst & Young LLP agreed with the above statements. A copy of that letter has been filed with the SEC on a Form 8-K.

FEES BILLED TO THE COMPANY BY ERNST & YOUNG LLP DURING FISCAL YEARS 2002 AND 2003

Audit Fees:

Audit fees billed to the Company by Ernst & Young LLP during the Company's 2002 and 2003 fiscal years for audit of the Company's annual financial statements and review of the Company's quarterly financial statements, totaled $284,100 and $251,263, respectively.

Audit-Related Fees:

Audit-related fees billed to the Company by Ernst & Young LLP during the Company's 2002 and 2003 fiscal years, totaled $47,600 and $49,199, respectively.

Tax Fees:

Tax fees billed to the Company by Ernst & Young LLP during the Company's 2002 and 2003 fiscal years for taxation services, totaled $21,395 and $19,140, respectively.

All Other Fees:

Fees billed to the Company by Ernst & Young LLP during the Company's 2002 and 2003 fiscal years for all other non-audit and non-tax services rendered to the Company consisted of accounting advice and assistance with SEC filings of $47,600 and $98,543, respectively.

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval process, and the fees for the services performed through such date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

The Audit Committee has considered whether the provision of the services covered in this section is compatible with maintaining Ernst & Young LLP's and Moss Adams LLP's independence.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

Ratification of the selection of Moss Adams LLP as the Company's independent public accountants for the fiscal year ending December 31, 2004 requires the affirmative vote of a majority of the Votes Cast on the matter at the Annual Meeting.

Stockholder ratification of the selection of Moss Adams LLP as the Company's independent public accountants is not required by the Company's by-laws or other applicable legal requirement. However, the Audit Committee is submitting the selection of Moss Adams LLP to the stockholders for ratification as a matter of common corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

PROPOSAL THREE

APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN AND RESERVATION THEREUNDER OF
(I) THE NUMBER OF SHARES THAT HAVE BEEN RESERVED BUT NOT ISSUED UNDER THE
1995 STOCK PLAN; (II) ANY SHARES RETURNED TO THE 1995 STOCK PLAN AS A RESULT
OF TERMINATION OF OPTIONS OR REPURCHASE OF SHARES; AND (III) AN ANNUAL
INCREASE TO BE ADDED ON THE FIRST DAY OF THE COMPANY'S FISCAL YEAR
BEGINNING IN 2005, EQUAL TO THE LEAST OF (A) 2,000,000 SHARES, (B) FOUR
PERCENT OF THE COMPANY'S OUTSTANDING SHARES ON SUCH DATE,
OR (C) AN AMOUNT DETERMINED BY THE BOARD OF DIRECTORS

Stockholders are being asked to approve the 2004 Equity Incentive Plan (the "2004 Plan") so that it can be used by the Company to achieve its goals and also allow the Company to receive a federal income tax deduction for certain compensation paid under the 2004 Plan. The Board of Directors has approved the 2004 Plan, subject to approval from the stockholders at the Annual Meeting. Approval of the 2004 Plan requires the affirmative vote of the holders of a majority of the Votes Cast on the matter. The Company's 1995 Stock Plan is scheduled to terminate during the 2005 calendar year, except with respect to outstanding awards previously granted thereunder. The Company intends for the 2004 Plan to replace the 1995 Stock Plan if the stockholders approve the 2004 Plan. The Named Executive Officers (as defined below in "Executive Compensation") and the Company's directors have an interest in this proposal.

Assuming stockholders approve the 2004 Plan, any shares of Common Stock that have been reserved but not issued or subject to outstanding options under the 1995 Stock Plan as of the date the 2004 Plan is approved by the stockholders and any shares of Common Stock that would otherwise return to the 1995 Stock Plan thereafter as a result of termination of options or repurchase of shares of Common Stock issued thereunder will be reserved for issuance under the 2004 Plan. In addition, shares of Common Stock will be added to the 2004 Plan annually on the first day of the Company's fiscal year beginning in 2005, equal to the least of: (i) 2,000,000 shares, (ii) four percent of the Company's outstanding shares on such date, or (iii) an amount determined by the Board of Directors. As of the Record Date, there were 937,660 shares available under the 1995 Stock Plan. No awards have been granted under the 2004 Plan.

The Company believes strongly that the approval of the 2004 Plan is essential to its continued success. The Company's employees are the Company's most valuable assets. Stock options and other awards such as those provided under the 2004 Plan are vital to the Company's ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which the Company must compete. Such awards also are crucial to the Company's ability to motivate its employees to achieve the Company's goals. For the reasons stated above, the stockholders are encouraged to approve the 2004 Plan.

SUMMARY OF THE 2004 PLAN

The following paragraphs provide a summary of the principal features of the 2004 Plan and its operation. The following summary is qualified in its entirety by reference to the 2004 Plan as set forth in Appendix C.

The 2004 Plan provides for the grant of the following types of incentive awards: (i) stock options; (ii) restricted stock; (iii) stock appreciation rights; and (iv) performance units and performance shares, which are each referred to individually as an Award. Those who will be eligible for Awards under the 2004 Plan include employees, directors and consultants who provide services to the Company, including any parent or subsidiary companies.

As of the Record Date, approximately 73 employees, directors and consultants would eligible to participate in the 2004 Plan.

Number of Shares of Common Stock Available under the 2004 Plan.

Assuming stockholders approve the 2004 Plan, any shares of the Common Stock which have been reserved but not issued or subject to outstanding options under the 1995 Stock Plan as of the date of that approval and any shares of Common Stock that would otherwise return to the 1995 Stock Plan thereafter as a result of termination of options or repurchase of shares of Common Stock issued thereunder will be reserved for issuance under the 2004 Plan. In addition, shares of Common Stock will be added to the 2004 Plan annually on the first day of the Company's fiscal year beginning in 2005, equal to the least of: (i) 2,000,000 shares, (ii) four percent of the Company's outstanding shares on such date, or (iii) an amount determined by the Board of Directors.

If the Board of Directors declares a stock dividend or there is a reorganization or other change in the Company's capital structure, including a merger or change in control, the Committee (as defined below) will have the discretion to adjust the number of shares (i) available for issuance under the 2004 Plan, (ii) subject to outstanding Awards; and (iii) specified in the per-person limits on Awards, as appropriate to reflect the change.

Administration of the 2004 Plan.

The Compensation Committee of the Board of Directors (the "Committee") will administer the 2004 Plan. To make grants to certain of the Company's officers and key employees, the members of the Committee must qualify as "non-employee directors" under Rule 16b-3 of the Exchange Act, and as "outside directors" under Section 162(m) of the Internal Revenue Code (so that the Company can receive a federal tax deduction for certain compensation paid under the 2004 Plan). Subject to the terms of the 2004 Plan, the Committee has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and interpret the provisions of the 2004 Plan and outstanding Awards. The Committee may delegate any part of its authority and powers under the 2004 Plan to one or more directors and/or officers of the Company, but only the Committee itself can make Awards to participants who are executive officers of the Company.

Options.

The Committee is able to grant nonqualified stock options and incentive stock options under the 2004 Plan. The Committee will determine the number of shares subject to each option, but no participant will be able to be granted options covering more than 750,000 shares during any of the Company's fiscal years, except that a participant may be granted an option covering up to an additional 1,250,000 shares in connection with his or her initial service with the Company. The Committee will determine the exercise price of options granted under the 2004 Plan, but with respect to nonstatutory stock options intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code and all incentive stock options (other than those incentive stock options granted as substitute awards in connection with our acquisition of another company), the exercise price must at least be equal to the fair market value of the Common Stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10 percent of the total voting power of all classes of the Company's outstanding stock, must be at least 110 percent of the fair market value of the Common Stock on the date of grant.

The term of an incentive stock option may not exceed 10 years, except that with respect to any participant who owns 10 percent of the voting power of all classes of the Company's outstanding capital stock, the term may not exceed five years. The Committee determines the term of nonstatutory options, but such options will generally terminate 10 years from the date of grant, unless an earlier date is set forth in the option agreement.

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the option agreement. If no such period of time is stated in a participant's option agreement, a participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights.

Assuming the stockholders approve this Proposal Three, the Committee will be able to grant stock appreciation rights. A stock appreciation right is the right to receive the appreciation in fair market value of the Company's Common Stock between the exercise date and the date of grant. The Company may pay the appreciation in either cash or shares of Common Stock. Stock appreciation rights will become exercisable at the times and on the terms established by the Committee, subject to the terms of the 2004 Plan. No participant will be granted stock appreciation rights covering more than 750,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 1,250,000 shares in connection with his or her initial service with the Company.

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the appreciation right agreement. If no such period of time is stated in a participant's appreciation right agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event may a stock appreciation right be exercised later than the expiration of its term.

Restricted Stock.

Assuming stockholders approve this Proposal Three, the Committee will be able to grant restricted stock awards. Awards of restricted stock are rights to acquire or purchase shares of Common Stock. Restricted stock vests in accordance with the terms and conditions established by the Committee in its sole discretion. For example, the Committee may set restrictions based on the achievement of specific performance goals. Awards of restricted stock may be issued either alone, in addition to, or in tandem with other Awards granted under the 2004 Plan and/or cash awards made outside of the 2004 Plan. The Award agreement will generally grant the Company a right to repurchase or reacquire the unvested shares upon the termination of the participant's service with the Company for any reason (including death or disability). The Committee will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 250,000 shares of Common Stock during any fiscal year, except that a participant may be granted up to an additional 500,000 shares of restricted stock in connection with his or her initial employment with the Company.

Performance Units and Performance Shares.

Assuming the stockholders approve this Proposal Three, the Committee will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Committee establishes are achieved or the Awards otherwise vest. The Committee may establish organizational, individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. No participant will receive performance units with an initial value greater than $1,000,000 and no participant will receive more than 250,000 performance shares during any fiscal year, except that a participant may be granted performance shares covering up to an additional 500,000 shares in connection with his or her initial service with the Company. Performance units will have an initial dollar value established by the Committee prior to the grant date. Performance shares will have an initial value equal to the fair market value of a share of the Common Stock on the date of grant.

Performance Goals.

As determined by the Committee, the performance goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (i) cash position, (ii) earnings per share, (iii) net income, (iv) operating cash flow, (v) operating income, (vi) return on assets, (vii) return on equity, (viii) return on sales, (ix) revenue, and (x) total stockholder return. The performance goals may differ from participant to participant and from Award to Award and may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.

Transferability of Awards.

The 2004 Plan generally will not allow for the transfer of Awards, and all rights with respect to an Award granted to a participant generally will be available during a participant's lifetime only to the participant.

Change of Control.

In the event of a change of control of the Company, each outstanding Award will be assumed or substituted for by the successor corporation (or a parent or subsidiary of such successor corporation). If there is no assumption or substitution of outstanding Awards, the Committee will provide notice to each participant that he or she has the right to exercise the option and stock appreciation right as to all of the shares subject to the Award, all restrictions on restricted stock will lapse, and all performance goals or other vesting requirements for performance shares and units will be deemed achieved, and all other terms and conditions met. In such event, the Committee shall notify the participant that the Award is fully exercisable for 15 days from the date of such notice. The Award will terminate upon expiration of the notice period.

Amendment and Termination of the 2004 Plan.

The Committee will have the authority to amend, suspend or terminate the 2004 Plan, except that stockholder approval will be required for any amendment to the 2004 Plan to the extent required by any applicable law, regulation or stock exchange rule. Any amendment, suspension or termination will not, without the consent of the participant, materially adversely affect any rights or obligations under any Award previously granted. The 2004 Plan will terminate in April 2014, unless the Board of Directors terminates it earlier.

NUMBER OF AWARDS GRANTED TO EMPLOYEES, CONSULTANTS, AND DIRECTORS

The number of awards that an employee, director or consultant may receive under the 2004 Plan is in the discretion of the Committee and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares subject to options granted under the predecessor 1995 Stock Plan during the fiscal year ended December 31, 2003, and (b) the average per share exercise price of such options.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price
Kevin J. Mills	45,000	$0.73
David W. Dunlap	35,000	0.73
Micheal L. Gifford	35,000	0.73
Robert J. Miller	25,000	0.73
Kevin T. Scheier	150,000	0.71
All directors and executive officers, as a group	490,000	0.72
All directors who are not executive officers, as a group	250,000	0.73
All employees who are not executive officers, as a group	379,200	1.12

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2003 about the Common Stock that may be issued under all Stock Option Plans of the Company.

	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	4,677,737	$ 1.64	704,790
Equity compensation plans not approved by security holders (2)	1,241,483	$ 2.82	37,922
Total	5,919,220	$ 1.89	742,712
_______________________________
(1) Includes the 1993 Stock Option/Stock Issuance Plan and the 1995 Stock Plan. Pursuant to an affirmative vote by security holders in June 2001, an annual increase is added on the first day of each fiscal year equal to the lesser of (a) 2,000,000 shares, (b) four percent of the outstanding shares on that date, or (c) a lesser amount as determined by the Board of Directors.
(2) Includes the 1999 Stock Plan.

FEDERAL TAX ASPECTS

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the 2004 Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options.

No taxable income is reportable when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss, which may be long-term or short-term depending on the holding period.

Incentive Stock Options.

No taxable income is reportable when an incentive stock option is granted or exercised (unless the alternative minimum tax rules apply, in which case taxation occurs upon exercise). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the entire difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. The excess, if any, of the sale price over the fair market value on the exercise date would be capital gain or capital loss, which may be long-term or short-term depending on the holding period.

Stock Appreciation Rights.

No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Performance Units and Performance Shares.

A participant generally will not have taxable income at the time of an Award of restricted stock, performance shares or performance units. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock, performance share or performance unit Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for the Company.

The Company generally will be entitled to a tax deduction in connection with an Award under the 2004 Plan in an amount equal to any ordinary income realized by a participant at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Company's Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these executives is deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2004 Plan, setting limits on the number of Awards that any individual may receive and, for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The 2004 Plan has been designed to permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2004 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN AND THE RESERVATION THEREUNDER OF (I) THE NUMBER OF SHARES THAT HAVE BEEN RESERVED BUT NOT ISSUED UNDER THE 1995 STOCK PLAN; (II) ANY SHARES RETURNED TO THE 1995 STOCK PLAN AS A RESULT OF TERMINATION OF OPTIONS OR REPURCHASE OF SHARES; AND (III) AN ANNUAL INCREASE TO BE ADDED ON THE FIRST DAY OF THE COMPANY'S FISCAL YEAR BEGINNING IN 2005, EQUAL TO THE LEAST OF (A) 2,000,000 SHARES, (B) FOUR PERCENT OF THE COMPANY'S OUTSTANDING SHARES ON SUCH DATE, OR (C) AN AMOUNT DETERMINED BY THE BOARD OF DIRECTORS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of the Company's Common Stock, including, on an as-converted basis, the Series F Preferred Stock and, on as-exercised basis, options and warrants exercisable within 60 days of the Record Date, as to (i) each person known by the Company to own beneficially more than 5 percent of the outstanding shares of Common Stock or Series F Preferred Stock; (ii) each director of the Company; (iii) each executive officer of the Company and (iv) all directors and executive officers of the Company as a group. The address of record for each of the individuals listed in this table is: c/o Socket Communications, Inc., 37400 Central Court, Newark, California 94560.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of common Stock Beneficially Owned	Number of Shares of Series F Preferred Stock Beneficially Owned	Percentage of Shares of Series F Preferred Stock Beneficially Owned	Number of Shares Beneficially Owned (1)	Percentage of Shares of Beneficially Owned(%) (2)
Charlie Bass(3)	1,615,488	5.3%	131,670	15.1%	1,747,158	5.6%
David W. Dunlap(4)	509,634	1.7	—	—	509,634	1.6
Jonathan Fleisig(5)	41,553	*	58,510	6.7	100,063	*
Micheal L. Gifford(6)	466,999	1.5	—	—	466,999	1.5
Headwaters Holdings LLC(7)	41,553	*	138,510	15.9	180,063	*
Ezra P. Mager(8)	20,778	*	69,260	7.9	90,038	*
Leon Malmed(9)	128,541	*	—	—	128,541	*
Robert J. Miller(10)	565,129	1.9	—	—	565,129	1.8
Tim I. Miller(11)	50,470	*	—	—	50,470	*
Kevin J. Mills(12)	626,973	2.1	—	—	626,973	2.0
Leonard L. Ott(13)	296,889	1.0	—	—	296,889	1.0
Peter Phillips(14)	112,942	*	—	—	112,942	*
Gianluca Rattazzi(15)	137,291	*	—	—	137,291	*
Kevin T. Scheier(16)	50,730	*	—	—	50,730	*
Peter Sealey(17)	63,541	*	—	—	63,541	*
Enzo Torresi(18)	149,182	*	—	—	149,182	*
All Directors and Executive Officers as a group (13 persons)(19)	4,773,809	14.7	131,670	15.1	4,905,479	14.7
*Less than 1%

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock and Series F Preferred Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.
(2) Percentage ownership is based on 30,022,100 shares of Common Stock outstanding, each of which is entitled to one vote, and 873,540 shares of Series F Preferred Stock, on an as-converted basis, on the Record Date and any shares issuable pursuant to securities exercisable for shares of Common Stock by the person or group in question as of the Record Date or within 60 days thereafter.
(3) Includes 55,224 shares of Common Stock subject to warrants exercisable within 60 days of April 19, 2004, and 134,791 shares of Common Stock subject to options exercisable within 60 days of April 19, 2004; includes 131,670 shares of Common Stock issuable upon conversion of the Series F Preferred Stock.
(4) Includes 346,667 shares of Common Stock subject to options exercisable within 60 days of April 19, 2004.
(5) Includes 41,553 shares of Common Stock subject to warrants exercisable within 60 days of April 19, 2004; includes 58,510 shares of Common Stock issuable upon conversion of the Series F Preferred Stock.
(6) Includes 252,622 shares of Common Stock subject to options exercisable within 60 days of April 19, 2004.
(7) Includes 41,553 shares of Common Stock subject to warrants exercisable within 60 days of April 19, 2004; includes 138,510 shares of Common Stock issuable upon conversion of the Series F Preferred Stock.
(8) Includes 20,778 shares of Common Stock subject to warrants exercisable within 60 days of April 19, 2004; includes 69,260 shares of Common Stock issuable upon conversion of the Series F Preferred Stock.
(9) Consists of shares of Common Stock subject to options exercisable within 60 days of April 19, 2004.
(10) Includes 283,084 shares of Common Stock subject to options exercisable within 60 days of April 19, 2004.
(11) Includes 45,917 shares of Common Stock subject to options exercisable within 60 days of April 19, 2004.
(12) Includes 521,875 shares of Common Stock subject to options exercisable within 60 days of April 19, 2004.
(13) Includes 282,479 shares of Common Stock subject to options exercisable within 60 days of April 19, 2004.
(14) Includes 101,667 shares of Common Stock subject to options exercisable within 60 days of April 19, 2004.
(15) Consists of shares of Common Stock subject to options exercisable within 60 days of April 19, 2004.
(16) Consists of shares of Common Stock subject to options exercisable within 60 days of April 19, 2004.
(17) Consists of shares of Common Stock subject to options exercisable within 60 days of April 19, 2004.
(18) Includes 10,641 shares of Common Stock subject to warrants exercisable within 60 days of April 19, 2004 and 128,541 shares of Common Stock subject to options exercisable within 60 days of April 19, 2004.
(19) Includes 65,865 shares of Common Stock subject to warrants exercisable within 60 days of April 19, 2004 and 2,477,746 shares of Common Stock subject to options exercisable within 60 days of April 19, 2004; includes 131,670 shares of Common Stock issuable upon conversion of the Series F Preferred Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal 2003, all filing requirements applicable to its executive officers and directors were complied with by such executive officers and directors.

MANAGEMENT

The current executive officers of the Company are as follows:

Name of Officer	Age	Position With the Company
Kevin J. Mills	43	President and Chief Executive Officer and Director
David W. Dunlap	61	Vice President of Finance and Administration, Chief Financial Officer and Secretary
Micheal L. Gifford	46	Executive Vice President and Director
Robert J. Miller	53	Vice President of Engineering
Tim I. Miller	49	Vice President of Worldwide Operations
Leonard L. Ott	45	Vice President and Chief Technical Officer
Peter K. Phillips	44	Vice President of Marketing
Kevin T. Scheier	47	Vice President of North American Sales

For information regarding Kevin J. Mills and Micheal L. Gifford, please see "Election of Directors" above.

David W. Dunlap has served as the Company's Vice President of Finance and Administration, Secretary and Chief Financial Officer since February 1995 and served in the same role as a consultant from November 1994 to February 1995. Mr. Dunlap previously served as Vice President of Finance and Administration and Chief Financial Officer at several public and private companies, including Appian Technology Inc., a semiconductor company from September 1993 to February 1995, and Mountain Network Solutions, Inc., a computer peripherals manufacturing company, from March 1992 to September 1993. He is a certified public accountant, and holds an M.B.A. and a B.A. in Business Administration from the University of California at Berkeley.

Robert J. Miller has served as the Company's Vice President of Engineering since October 2000. Prior to joining the Company, Mr. Miller served as Chief Technical Officer of 3rd Rail Engineering, an engineering design and services company that was acquired by the Company in October 2000. Prior to his employment with 3rd Rail Engineering, Mr. Miller was an independent engineering design consultant from 1997 to June 1999. Mr. Miller also served in various capacities from 1991 to 1997 with Synaptics, Inc., a computer components design and manufacturing company, including Director of Manufacturing Engineering and Director of Operations. At Synaptics, Mr. Miller was co-inventor of the Synaptics touch pad and was issued eight patents for his work. Mr. Miller holds a BSEng degree with honors from the California Institute of Technology.

Tim I. Miller has served as the Company's Vice President of Worldwide Operations since March 2003, responsible for the Company's worldwide manufacturing operations. Mr. Miller served in the same role as a consultant from January 2003 to March 2003. Mr. Miller was an independent consultant from June 1991 to December 1992. Prior to joining the Company, Mr. Miller was the Vice President of Worldwide Operations for Com21, a developer of Broadband technology solutions, from August 1994 to May 2001. Mr. Miller holds a B.S. with an emphasis in Business Administration and Political Science from San Jose State University.

Leonard L. Ott has served as the Company's Vice President and Chief Technical Officer since October 2000 and previously served as Vice President of Engineering from December 1998 to October 2000. Mr. Ott joined the Company in March 1994, serving in increasingly responsible engineering positions including Director of Software Development and Director of Engineering. Mr. Ott also worked as an engineering consultant to the Company, from November 1993 to March 1994. Prior to joining the Company, Mr. Ott served in various senior roles at Vision Network Systems from March 1988 to November 1993, a networking systems company. Mr. Ott is a board member of the CompactFlash Association, the body establishing standards for CompactFlash products. He holds a B.S. in Computer Science from the University of California at Berkeley.

Peter K. Phillips has served as the Company's Vice President of Marketing since November 2002. Mr. Phillips joined the Company in August 1995, serving in the roles of Product Marketing Manager and then Director of Marketing prior to assuming his present position. Prior to joining the Company, Mr. Phillips held progressively responsible marketing positions for seven years at Logitech, Inc., a developer and manufacturer of personal computer peripheral products. Mr. Phillips holds a B.A. in Economics from Stanford University.

Kevin T. Scheier has served as the Company's Vice President of North American Sales since January 2003. Starting in September 2001, Mr. Scheier served as co-founder and CEO of Gopher King Inc., a web based unified email service. In November 1999, Mr. Scheier was co-founder and CEO of ODF Technology Inc., a venture capital backed web site for selling unproductive assets, services and perishables. From 1998 to 1999, Mr. Scheier was Director of Americas Distribution and Private label Sales for Iomega Corporation, a manufacturer of removable disk drives. From 1996 to 1998, Mr. Scheier was President of Nomai USA, a French manufacturer of storage products that was acquired by Iomega Corporation in 1998. He also served as Director of North American Sales for SyQuest Technologies, a manufacturer of removable storage hard disk drives from 1989 to 1993. Mr. Scheier holds a B.S. in Business Administration with a concentration in marketing from San Diego State University.

EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by the Company during the fiscal years ended December 31, 2003, 2002, and 2001 to the Company's Chief Executive Officer, and the four other most highly compensated executive officers whose total 2003 salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers"):

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Other Annual Compensation ($) (2)	Securities Underlying Options(#)
Kevin J. Mills President and Chief Executive Officer and Director	2003 2002 2001	$150,000 150,000 146,875	$61,414 37,500 26,975	— — —	45,000 117,000 90,000

David W. Dunlap Vice President of Finance and Administration, Chief Financial Officer and Secretary	2003 2002 2001	150,000 150,000 146,875	24,566 15,000 11,690	— — —	35,000 84,000 65,000

Micheal L. Gifford Executive Vice President and Director	2003 2002 2001	150,000 150,000 146,875	23,776 15,000 11,140	— — —	35,000 84,000 75,000

Robert J. Miller Vice President of Engineering	2003 2002 2001	150,000 150,000 146,875	29,019 18,750 15,097	— — —	25,000 56,000 50,000

Kevin T. Scheier(3) Vice President of North American Sales	2003 2002 2001	123,288 — —	54,975 — —	— — —	150,000 — —
(1) Represents cash variable compensation earned for work performed during the year under a Management Incentive Bonus Plan. Compensation earned during the first three quarters of each year was paid in that year, while compensation earned during the fourth quarter of a year was paid in the first quarter of the following year.
(2) Under applicable SEC rules, perquisites are excluded if the aggregate value is less than the lesser of $50,000 or 10% of the executive officer's salary plus bonus.
(3) Mr. Scheier joined the Company on January 6, 2003.

Stock Option Grants in Fiscal 2003

The following table sets forth certain information for the fiscal year ended December 31, 2003 with respect to stock options granted during such fiscal year to the Named Executive Officers. No stock appreciation rights were granted during such year.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms (3)
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal 2003(1)	Exercise Price Per Share ($)(2)	Expiration Date	5% ($)	10% ($)
Kevin J. Mills	45,000 (4)	4.0%	$0.73	3/21/2013	20,659	52,354

Dave W. Dunlap	35,000 (4)	3.1	0.73	3/21/2013	16,068	40,720

Micheal L. Gifford	35,000 (4)	3.1	0.73	3/21/2013	16,068	40,720

Robert J. Miller	25,000 (4)	2.2	0.73	3/21/2013	11,477	29,086

Kevin T. Scheier	125,000 (5)	11.2	0.70	1/09/2013	55,028	139,452
	25,000 (4)	2.2	0.73	3/21/2003	11,477	29,086
(1) Based on options granted to employees and directors during fiscal 2003 to purchase 1,119,200 shares of Common Stock.
(2) All options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by the Board of Directors, on the date of grant.
(3) These columns present hypothetical future values that might be realized on exercise of the options, less the exercise price. These values assume that the market price of our stock appreciates at a five and ten percent compound annual rate over the ten-year term of the options. The five and ten percent rates of stock price appreciation are presented as examples pursuant to the SEC's proxy rules and do not necessarily reflect management's assessment of our future stock price performance.
(4) Consists of options granted on March 21, 2003.
(5) Consists of options granted on January 9, 2003 in connection with Mr. Scheier's commencement of employment.

Aggregated Option Exercises in Fiscal 2003
and Fiscal Year-End Option Values

The following table provides information on aggregate option exercises by the Named Executive Officers during the year ended December 31, 2003 and on the value of such officers' unexercised options at December 31, 2003.

				Number of Securities Underlying Unexercised Options at December 31, 2003 (#)
						Value of Unexercised In-the-Money Options at December 31, 2003 ($)(2)
	Shares Acquired on Exercise (#)
		Value Received($)(1)
Name				Exercisable	Unexercisable	Exercisable	Unexercisable
Kevin J. Mills	54,000	$	$ 170,404	451,667	197,000	$490,947	$363,421
David W. Dunlap.	—		—	309,604	123,146	645,051	265,978
Micheal L. Gifford	50,000		165,075	210,925	131,375	309,254	276,427
Robert J. Miller	—		—	233,792	127,208	118,119	188,121
Kevin T. Scheier	2,000		5,870	2,167	145,833	5,656	384,374
(1) Based on the difference between the closing market price of the Company's Common Stock on the date of exercise and the exercise price paid.
(2) Based upon a final closing sales price of the Company's Common Stock, as of December 31, 2003, of $3.34 per share, as reported by the Nasdaq National Market.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL AGREEMENTS

n February 1998, the Company adopted a bonus plan pursuant to which a bonus pool in the amount of up to 10 percent of any consideration payable by a buyer in any acquisition of the Company is to be allocated to the executive officers and such other employees as the Board of Directors determines in its discretion.

In March 2003, the Company renewed separate employment agreements with Messrs. Mills, Dunlap, Gifford, Robert J. Miller, Ott and Scheier and entered into an employment agreement with Tim I. Miller (each an "Executive"). The agreements expire on December 31, 2005. The agreements set forth the base salaries for each Executive, and provide that if the Company terminates the Executive's employment without cause, the Company will pay the Executive (i) six months base salary regardless of whether he secures other employment during those six months, (ii) health insurance until the earlier of the date of the Executive's eligibility for the health insurance benefits provided by another employer or the expiration of six months, (iii) the full bonus amount to which he would have been entitled for the first quarter following termination and one-half of such bonus amount for the second quarter following termination, and (iv) certain other benefits including the ability to purchase at book value certain items of the Company's property purchased by the Company for the Executive's use, which may include a personal computer, a cellular phone and other similar items.

Additionally, under the Stock Option Plans, all rights of all optionees (including executive officers) to purchase stock shall, upon a change of control of the Company, be immediately vested and be fully exercisable if such options are not assumed by the acquiring entity.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

Pursuant to the Delaware General Corporation Law, the Company has adopted provisions in its Amended and Restated Certificate of Incorporation that eliminate the personal liability of the directors to the Company or the stockholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. The Company's Bylaws require the Company to indemnify the Company's directors and officers and authorize the Company to indemnify its employees and other agents to the fullest extent permitted by law.

The Company has entered into indemnification agreements with each of its current directors and officers that provide for indemnification to the fullest extent permitted by Delaware law, including in circumstances in which indemnification and the advancement of expenses are discretionary under Delaware law. The Company believes that the limitation of liability provisions in its Amended and Restated Certificate of Incorporation and the indemnification agreements will enhance its ability to continue to attract and retain qualified individuals to serve as directors and officers.

There is no pending litigation or proceeding involving a director, officer or employee to which the indemnification agreements would apply.

CORPORATE GOVERNANCE

The Company and its Board of Directors are committed to high standards of corporate governance as an important component in building and maintaining stockholder value. To this end, the Company regularly reviews its corporate governance policies and practices to ensure that such policies are consistent with the high standards of other companies. The Company has also been closely monitoring guidance issued or proposed by the SEC, new listing standards of Nasdaq, and provisions of the Sarbanes-Oxley Act. As a result of review of these matters, as well as the emerging best practices of other companies, the Company has implemented the following:

Director Independence

  The Board of Directors confirmed that a majority of the Company's directors are independent as defined by currently available SEC and Nasdaq regulations.
  The Company's independent directors hold formal meetings convened separately from management and chaired by an independent director.
  The Audit, Compensation and Nominating Committees consist solely of independent directors.

Audit Committee

  All Audit Committee members possess the required level of financial literacy.
  The Audit Committee charter has been amended to formalize and make explicit the following:
    The Audit Committee's ability to retain independent consultants and experts as it sees fit, at Company expense;
    The Audit Committee's right to appoint, review and assess the performance of the Company's independent auditors;
    The Audit Committee's ability to hold regular executive sessions with the Company's independent auditors, the Company controller, and other Company officers directly, as it considers appropriate;
    The Audit Committee's requirement to review and approve in advance non-audit services by the Company's independent auditors, as well as related party transactions;
    The Audit Committee's duty to establish a formal complaint monitoring procedure (whistleblower policy) to enable confidential and anonymous reporting to the audit committee; and
    The Audit Committee's authority over the independent auditors' rotation policy.

Other Governance Matters

  The Company has established a formal Code of Business Conduct and Ethics that applies to all officers, directors and employees;
  The Company established a requirement that any waiver or amendment to the Code of Business Conduct and Ethics involving a director or officer be reviewed by the Nominating Committee and disclosed to the Company's stockholders;
  The Company has adopted an amended Compensation Committee charter and new Nominating Committee charter;
  The Company adopted an updated Insider Trading Policy, including new control procedures to comply with current SEC and Nasdaq regulations;
  The Company established a policy that the Board of Directors review its own performance on an annual basis; and
  The Company prohibits loans to its officers and directors.

More details on the Company's corporate governance initiatives, including copies of its Code of Business Conduct and Ethics and the committee charters can be found in the "Corporate Governance" section of the Company's web site at http://www.socketcom.com.

Policy for Director Recommendations and Nominations

The Nominating Committee considers candidates for board membership suggested by the Board of Directors, management and the Company's stockholders. It is the policy of the Nominating Committee to consider recommendations for candidates to the Board of Directors from stockholders holding no less than five percent of the total outstanding shares of the Company. Stockholders must have held such Common Stock continuously for at least 12 months prior to the date of the submission of the recommendation. The Nominating Committee will consider persons recommended by the Company's stockholders in the same manner as nominees recommended by members of the Board of Directors or management.

A stockholder that desires to recommend a candidate for election to the Board of Directors shall direct the recommendation in written correspondence by letter to the Company, attention of:

Chairman of the Nominating Committee
c/o Socket Communications, Inc.
37400 Central Court
Newark, CA 94560

Such notice must include:

  the candidate's name, home and business contact information;
  detailed biographical data and relevant qualifications;
  a signed letter from the candidate confirming willingness to serve;
  information regarding any relationships between the candidate and the Company within the last three years; and
  evidence of the required ownership of Common Stock by the recommending stockholder.

In addition, a stockholder may nominate a person directly for election to the Board of Directors at the annual meeting of the Company's stockholders provided the stockholder complies with the requirements set forth in the Company's Bylaws and the rules and regulations of the SEC related to stockholder proposals. The process for properly submitting a stockholder proposal, including a proposal to nominate a person for election to the Board of Directors at an annual meeting, is described above in the section entitled "Deadline for Receipt of Stockholder Proposals to be Included in the Company's Proxy Materials."

Where the Nominating Committee has either identified a prospective nominee or determines that an additional or replacement director is required, the Nominating Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board of Directors or management. In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Nominating Committee considers a number of factors, including the following:

  The current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board of Directors;
  Such factors as judgment, independence, character and integrity, area of expertise, diversity of experience, length of service and potential conflicts of interest; and
  Such other factors as the Nominating Committee may consider appropriate.

The Nominating Committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board of Directors:

  The highest personal and professional ethics and integrity;
  Proven achievement and competence in the nominee's field and the ability to exercise sound business judgment;
  Skills that are complementary to those of the existing members of the Board of Directors;
  The ability to assist and support management and make significant contributions to the Company's success; and
  An understanding of the fiduciary responsibilities that are required of a member of the Board of Directors and the commitment of time and energy necessary to carry out those responsibilities diligently.

In connection with its evaluation, the Nominating Committee determines whether it will interview potential nominees. After completing the evaluation and interview, the Nominating Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated to the board, and the Board of the Directors determines the nominees after considering the recommendation and report of the Nominating Committee.

Stockholder Communications to Directors

Stockholders may communicate directly with the members of the Board of Directors by sending an email to board@socketcom.com. All directors have access to this email address. The Company's Secretary monitors these communications and will ensure that summaries of all received messages are provided to the Board of Directors at its regularly scheduled meetings. Where the nature of a communication warrants, Mr. Bass, Chairman of the Board, may decide to obtain the more immediate attention of the appropriate committee of the Board of Directors or a non-management director, or the Company's management or independent advisors, as appropriate. Mr. Bass will also determine whether any response to a stockholder communication is necessary or warranted, and whether further action is required.

Director Independence

In March 2004, the Board of Directors undertook a review of the independence of its directors and considered whether any director had a material relationship with the Company or its management that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, the Board of Directors affirmatively determined that all of the directors of the Company, with the exception of Mr. Mills, the Company's President and Chief Executive Officer, and Mr. Gifford, the Company's Executive Vice President, are independent of the Company and its management under the corporate governance standards of Nasdaq.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all employees, officers and directors of the Company, including the Company's senior financial and executive officers. The Code of Business Conduct and Ethics is intended to deter wrongdoing and promote ethical conduct among the Company's directors, executive officers and employees. The Code of Business Conduct and Ethics is available on the Company's website. The Company also intends to post amendments to or waivers from the Code of Business Conduct and Ethics on its website.

REPORT OF THE COMPENSATION COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part by reference, the following report and the Performance Graph (set forth below on page 31) shall not be incorporated by reference into any such filings.

Introduction

The Compensation Committee establishes the general compensation policies of the Company, and establishes the compensation plans and specific compensation levels for executive officers. The Compensation Committee strives to ensure that the Company's executive compensation programs will enable the Company to attract and to retain key people and motivate them to achieve or exceed key objectives of the Company by making individual compensation directly dependent on the Company's achievement of certain financial goals, such as profitability and asset management, and by providing rewards for exceeding those goals.

Compensation Programs

The three major components of the Company's executive officer compensation are: (i) base salary, (ii) variable incentive awards, and (iii) long-term equity-based incentive awards.

Base Salary. The Compensation Committee establishes base salaries for executive officers, normally within ten percent of the average paid for comparable positions at other similarly sized companies as set forth in national and local compensation surveys. Base pay increases vary according to individual contributions to the Company's success and comparisons to similar positions within the Company and at other comparable companies.

Variable Incentive Awards. To reinforce the importance of Company goals, the Compensation Committee believes that a substantial portion of the quarterly compensation of each executive officer should be in the form of variable incentive pay. The variable incentive award set aside for each executive officer is determined in part on the basis of the Company's achievement of the quarterly financial performance targets established at the beginning of the fiscal year and also on individual quarterly objective. The incentive plan requires a threshold level of Company performance that must be attained before any financial performance incentives are awarded. Once the threshold is reached, specific formulas are in place to calculate the actual incentive payment for each officer. A target is set for each executive officer based on targets for similar positions at comparable companies. In fiscal 2003, the Company met many of its performance targets.

Long-Term, Equity-Based Incentive Awards. The goal of the Company's long-term equity-based incentive awards is to align the interests of executive officers with those of stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Compensation Committee determines the size of long-term, equity-based incentives according to each executive's position within the Company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Compensation Committee takes into account an individual's recent performance, his or her potential for future responsibility and promotion, comparable awards made to individuals in similar positions with comparable companies, and the number of unvested options held by each individual at the time of the new grant. The relative weight given to each of these factors varies among individuals at the Compensation Committee's discretion.

During fiscal 2003, the Board of Directors made option grants to Messrs. Mills, Miller, Dunlap, Gifford and Scheier under the Company's 1995 Stock Plan. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. Generally, each option granted under the 1995 Stock Plan vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Mr. Scheier received thereafter two option grants, one of which did not vest until the first anniversary of the date of his employment and vests in periodic installments over the subsequent three-year period. Accordingly, each of the Named Executive Officer's options will provide a return only if the officer remains with the Company and only if the market price appreciates over the option term.

Compensation of Chief Executive Officer

The factors considered by the Compensation Committee in determining the compensation of Mr. Mills, the Chief Executive Officer, in addition to survey data, include the Company's operating and financial performance, as well as his leadership and establishment and implementation of strategic direction for the Company. Due to cost constraints, the Compensation Committee elected to leave unchanged the base compensation Mr. Mills was earning as Chief Operating Officer when he was appointed Chief Executive Officer in March 2000. At that time, the Compensation Committee approved an increase in Mr. Mills' variable compensation under the variable incentive awards program, described above, applicable to all of the officers of the Company. Mr. Mills' variable compensation target was established based upon a review of Chief Executive Officer compensation ranges for companies of similar size and performance.

The Compensation Committee considers stock options to be an important component of the Chief Executive Officer's compensation as a way to reward performance and motivate leadership for long-term growth and profitability. In 2003, Mr. Mills was granted an option to purchase 45,000 shares, with an exercise price equal to the fair market value at date of grant. This option vests in forty-eight equal monthly installments.

Compensation Limitations

Under Section 162(m) of the Internal Revenue Code, which was enacted into law in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1 million in a single year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Company plans to take actions, as necessary, to ensure that its stock option plans and executive annual cash bonus plans qualify for exclusion.

The cash compensation paid to the Company's executive officers during 2003 did not exceed the $1 million limit for any executive officer, nor is the cash compensation to be paid to the Company's executive officers for 2004 expected to reach that level. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limitation, the Compensation Committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer approach the $1 million level.

The foregoing report has been submitted by the undersigned in our capacity as members of the Compensation Committee of the Board of Directors.

COMPENSATION COMMITTEE Enzo Torresi Gianluca Rattazzi
Dated: May 10, 2004

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee has ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors maintains an Audit Committee comprised of three of the Company's outside directors. The Audit Committee oversees the Company's financial process on behalf of the Board of Directors. Management has the primary responsibility for preparing the financial statements and maintaining the Company's financial reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2003 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Board has adopted a written charter for the Audit Committee, a copy of which has been included as Appendix A to this Proxy Statement.

The Audit Committee reviewed the 2003 financial statements with the Company's independent auditors, who are responsible for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles, as well as their judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as the auditors are required to discuss with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

The Audit Committee also discussed with the Company's independent auditors the overall scope and results of their audit. The Audit Committee met periodically with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held two meetings with the auditors in regards to their audit of the annual financial statements for the year ended December 31, 2003. In addition, a conference call between members of the Audit Committee, the auditors and management was held each quarter during fiscal 2003 to review quarterly financial reports prior to their issue.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003. The Audit Committee also approved the appointment of Moss Adams LLP as the Company's independent auditors for the year ending December 31, 2004.

The foregoing report has been submitted by the undersigned in our capacity as members of the Audit Committee of the Board of Directors.

AUDIT COMMITTEE Charlie Bass Leon Malmed Peter Sealey
Dated: May 10, 2004

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of transactions during the last fiscal year to which the Company has been a party, in which the amount involved exceeded $60,000 and in which any director, executive officer or beneficial holder of more than five percent of the Company's outstanding capital stock had or will have a direct or indirect material interest.

The Company had outstanding accounts payable to the Impact Zone, an engineering design and consulting services company, of $5,000, at December 31, 2003, and received services from Impact Zone during the year ended December 31, 2003, valued at $72,500, relating to engineering design services. The Company had no outstanding accounts receivable due from the Impact Zone at December 31, 2003 and recognized $18,118 of revenues from sales to Impact Zone during the year ended December 31, 2003. The Impact Zone's principal stockholder, Dale Gifford, is a sibling of Micheal L. Gifford, Executive Vice President and a Director of the Company.

On March 21, 2003, the Company sold 276,269 units at a price of $7.22 per unit for aggregate gross proceeds of $2,000,000 and net proceeds after costs and expenses of approximately $1,770,000. Each unit consisted of (i) one share of Series F Preferred Stock, convertible into 10 shares of Common Stock (or 2,762,690 shares in aggregate), resulting in a conversion price (and an implied purchase price) of $0.722 per share (subject to certain adjustments), and (ii) one warrant to purchase three shares of Common Stock at a price of $0.722 per share (or 827,807 shares in aggregate). In connection with the sale of units, the placement agent, Spencer Trask Ventures, Inc., was also issued a warrant to purchase 718,300 shares of Common Stock at a price of $0.722 per share. Proceeds are being used for general working capital purposes. The shares of Series F Preferred Stock are convertible into Common Stock any time at the option of the holder prior to the mandatory conversion date of March 21, 2006, and automatically convert earlier in the event of a merger or consolidation of the Company if, as a result of such transaction, the holders of Common Stock immediately prior to such merger or consolidation would hold less than 50 percent of the voting securities of the surviving entity immediately following such merger or consolidation. Each share of Series F Preferred Stock entitles its holder to voting rights equal to the number of shares of Common Stock issuable upon conversion of such share. In the event of the liquidation of the Company, holders of Series F Preferred Stock are entitled to liquidation preferences over the holders of Common Stock equal to their initial investment plus all accrued but unpaid dividends. Dividends accrue at the rate of eight percent per annum and are payable quarterly in cash or in Common Stock, at the option of the Company. The Company has registered with the SEC the resale of the shares of Common Stock issuable upon conversion of the Series F Preferred Stock and upon exercise of the warrants issued in this offering. Two members of the Board of Directors, Messrs. Bass and Torresi, invested $100,000 and $15,000, respectively, in this offering, at a higher price of $7.595 per unit in response to the rules of the NASDAQ stock market for insider participation. Mr. Bass acquired 13,167 shares of Series F Preferred Stock, which converts into 131,670 shares of Common Stock, and warrants to purchase an additional 39,501 shares of Common Stock, and Dr. Torresi acquired 1,975 shares of Series F Preferred Stock, which converts into 19,750 shares of Common Stock, and warrants to purchase an additional 5,925 shares of Common Stock.

See also "Executive Compensation - Employment Contracts and Change-in-Control Agreements."

PERFORMANCE GRAPH

The following graph shows a five-year comparison of cumulative total stockholder return, calculated on a dividend reinvestment basis and based on a $100 investment, from December 31, 1998 through December 31, 2003 comparing the return on the Company's Common Stock with the Russell 2000 Index, the JP Morgan H & Q Technology Index and the Nasdaq Computer & Data Processing Index. No dividends have been declared or paid on the Common Stock during such period. Historical stock price performance is not necessarily indicative of future stock price performance.

OTHER MATTERS

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS
Dated: May 10, 2004

APPENDIX A

SOCKET COMMUNICATIONS, INC.
CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

PURPOSE

The purpose of the Audit Committee of the Board of Directors of Socket Communications, Inc. shall be to:

  Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;
  Assist the Board in oversight and monitoring of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications, independence and performance, and (iv) the Company's internal accounting and financial controls;
  Prepare the report that the rules of the Securities and Exchange Commission (the "SEC") require be included in the Company's annual proxy statement;
  Provide the Board with the results of its monitoring and recommendations derived therefrom;
  Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board; and
  Serve as the "qualified legal compliance committee" within the meaning of Part 205 of the rules of the SEC.

In addition, the Audit Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

MEMBERSHIP

The Audit Committee members shall be appointed by, and shall serve at the discretion of, the Board. The Audit Committee will consist of at least three members of the Board. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

  Each member must be an independent director, as defined in (i) NASDAQ Rule 4200 and (ii) the rules of the SEC;
  Each member must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement; and
  At least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES

The responsibilities of the Audit Committee shall include:

General Responsibilities

  Reviewing on an ongoing basis the adequacy of the Company's system of internal controls, including meeting periodically with the Company's management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company's periodic filings and the attestations or reports by the independent auditors relating to such disclosure;
  Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
  Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;
  Reviewing and providing guidance with respect to the external audit and the Company's relationship with its independent auditors by (i) reviewing the independent auditors' proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company that may impact independence and presenting this statement to the Board, and, to the extent there are such relationships, monitoring and investigating them; (iii) reviewing the independent auditors' peer review conducted every three years; (iv) discussing with the independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;
  Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to filing the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;
  Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;
  Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

  Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;
  Overseeing compliance with the requirements of the SEC for disclosure of auditor's services and audit committee members, member qualifications and activities;
  Reviewing, approving and monitoring the Company's code of ethics (included in the Company's Code of Conduct) for its senior financial officers;
  Reviewing management's monitoring of compliance with the Company's standards of business conduct and with the Foreign Corrupt Practices Act;
  Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;
  Providing oversight and review at least annually of the Company's risk management policies, including its investment policies;
  Reviewing the Company's compliance with the provisions of its employee benefit plans;
  Overseeing and reviewing the Company's policies regarding information technology and management information systems;
  If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;
  As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;
  Reviewing and approving in advance any proposed related party transactions;
  Reviewing this Charter, and the structure, processes and membership requirements of the Audit Committee;
  Providing a report in the Company's proxy statement in accordance with the rules and regulations of the SEC; and
  Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Qualified Legal Compliance Committee Responsibilities

1. Procedures for Reporting Matters to the Audit Committee

The Audit Committee will follow these procedures for the confidential receipt, retention and consideration of a report of evidence of a material violation under the SEC rules:

  If an attorney appearing and practicing before the SEC in the representation of the Company becomes aware of evidence of a material violation, the attorney may report such evidence to the Audit Committee. In addition, the General Counsel of the Company, if applicable (who is the chief legal officer under the SEC Rules), may refer a report of evidence of a material violation to the Audit Committee.
  Any report shall be made to the Chairman of the Audit Committee by direct communication, either in person or by telephone (or if the Chairman is unavailable, another member of the Audit Committee).
  A reporting attorney must make sure to state that the attorney is making a report under this Charter.
  The Chairman or other member who received the report shall promptly convene a meeting of the Audit Committee to consider the report and any action to be taken in response to the report.
  The Audit Committee shall maintain written minutes of all meetings in which it considers a report.
  Reports to the Audit Committee by an attorney or the General Counsel will be subject to the attorney-client privilege.

2. Action on Reports

The Audit Committee shall have the authority and responsibility:

  To inform the Company's General Counsel (if applicable) and the Company's Chief Executive Officer of any report of evidence of a material violation (except where the Audit Committee believes that such a report would be inappropriate in light of the evidence in the report);
  To determine whether an investigation is necessary regarding any report and, if it determines that an investigation is necessary or appropriate, to:
    initiate an investigation, which may be conducted either by or under the direction of the Company's General Counsel (if applicable) or by outside attorneys; and
    retain such additional expert personnel as the Audit Committee deems necessary.
  At the conclusion of such investigation, to:
    recommend that the Company implement an appropriate response to evidence of a material violation; and
    inform the Company's General Counsel, the Company's Chief Executive Officer and the Board of the results of any such investigation and the appropriate remedial measures to be adopted.

3. Action if Company Fails to Act Upon Audit Committee's Recommendations

The Audit Committee shall have the authority and responsibility to take all other appropriate action, including the authority to notify the SEC, in the event that the Company fails in any material respect to implement an appropriate response to the Audit Committee's recommendations.

MEETINGS

The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, to fulfill the responsibilities of the Audit Committee under this Charter.

MINUTES

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS

In addition to preparing the report in the Company's proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board as may be appropriate, consistent with the Committee's charter.

COMPENSATION

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

DELEGATION OF AUTHORITY

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

APPENDIX B

SOCKET COMMUNICATIONS, INC.
CHARTER FOR THE NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS

Purpose

The purpose of the Nominating Committee of the Board of Directors of Socket Communications, Inc. shall be to:

  review the composition and evaluate the performance of the Board of Directors;
  select, or recommend for selection by the Board of Directors, director nominees;
  evaluate director compensation; and
  review the composition of committees of the Board of Directors and recommend persons to be members of such committees.

In addition, the Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP AND ORGANIZATION

Composition. The Committee shall consist of no fewer than three members of the Board of Directors. All members of the Committee shall be appointed by, and serve at the pleasure of, the Board of Directors, shall be independent of the Company and its affiliates, shall have no relationship to the Company or its affiliates that may interfere with the exercise of their independence, and shall otherwise be deemed "Independent Directors" as defined in Rule 4200 of the Nasdaq Stock Market, Inc. Marketplace Rules (the "Nasdaq Rules"). The Board of Directors may designate one member of the Committee as its Chair. The Committee may form and delegate authority to subcommittees when appropriate. Any such subcommittee shall consist solely of Committee members.

Meetings. The Committee will meet at least once per quarter unless otherwise determined by the Committee. The Committee will provide the schedule of Committee meetings to the Board of Directors. Special meetings may be convened as required. The Committee, or its Chair, shall report to the Board of Directors on the results of these meetings. The Committee may invite to its meetings other directors, Company management and such other persons as the Committee deems appropriate in order to carry out its responsibilities.

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Compensation. Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board of Directors.

B-1

RESPONSIBILITIES AND DUTIES

The responsibilities and duties of the Committee shall include:

Composition of the Board of Directors, Evaluation and Nominating Activities

  Review the composition and size of the Board of Directors and determine the criteria for membership on the Board of Directors, which may include, among other criteria, issues of character, judgment, independence, diversity, age, expertise, corporate experience, length of service, other commitments and the like;
  Conduct an annual evaluation of the Board of Directors as a whole and the Committee as a whole;
  Identify, consider and select, or recommend for the selection of the Board of Directors, candidates to fill new positions or vacancies on the Board of Directors, and review any candidates recommended by stockholders, provided that such recommendations are submitted in writing to the Secretary of the Company, and include, among other things, the recommended candidate's name, biographical data and qualifications, and provided that such recommendations are otherwise made in compliance with the Company's Bylaws and its shareholder nominations and recommendations policy;
  Evaluate the performance of individual members of the Board of Directors eligible for re-election, and select, or recommend for selection by the Board of Directors, the director nominees for election to the Board of Directors by the stockholders at the annual meeting of stockholders; and
  Evaluate director compensation, consulting with outside consultants and/or with the human resources department when appropriate, and make recommendations to the Board of Directors regarding director compensation.

Committees of the Board of Directors

  Periodically review the composition of each committee of the Board of Directors and make recommendations to the Board of Directors for the creation of additional committees or the change in mandate or dissolution of committees; and
  Recommend to the Board of Directors persons to be members of the various committees.

In performing its duties, the Committee shall have the authority to obtain advice, reports or opinions from internal or external legal counsel and expert advisors, including any search firm to be used to identify candidates for the Board of Directors, and shall have sole authority to approve such experts' fees and other retention terms.

B-2

APPENDIX C

SOCKET COMMUNICATIONS, INC.

2004 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are:

  to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of the Company's business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units and Performance Shares.

2. Definitions. As used herein, the following definitions will apply:

  (a) "Administrator" means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
  (b) "Applicable Laws" means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
  (c) "Award" means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Performance Units or Performance Shares.
  (d) "Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
  (e) "Board" means the Board of Directors of the Company.
  (f) "Cash Position" means as to any Performance Period, the Company' s level of cash and cash equivalents, including, without limitation, amounts classified for financial reporting purposes as short-term investments and restricted investments.
  (g) "Change in Control" means the occurrence of any of the following events:
    (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or
    (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; or
    (iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

  (h) "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.
  (i) "Committee" means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.
  (j) "Common Stock" means the common stock of the Company.
  (k) "Company" means Socket Communications, Inc., a Delaware corporation, or any successor thereto.
  (l) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
  (m) "Determination Date" means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as "performance-based compensation" under Section 162(m) of the Code.
  (n) "Director" means a member of the Board.
  (o) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
  (p) "Earnings Per Share" means as to any Performance Period, the Company's or a business unit's Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with U.S. GAAP; provided, however, that if Net Income as to any such Performance Period is a negative amount, then Earnings Per Share means the Company's or business unit's Net Income, divided by a weighted average number of common shares outstanding, determined in accordance with U.S. GAAP.
  (q) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company will be sufficient to constitute "employment" by the Company.
  (r) "Exchange Act" means the Securities Exchange Act of 1934, as amended.
  (s) "Excluded Items" includes, without limitation, (i) incentive compensation, (ii) in-process research and development expenses, (iii) acquisition costs, (iv) compensation expense from equity compensation, (v) operating expenses from acquired businesses, (vi) amortization of acquired intangible assets, and (vii) such other unusual or one-time items as may be identified by the Administrator.

  (t) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

    (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
    (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
    (iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
  (u) "Fiscal Year" means the fiscal year of the Company.
  (v) "Incentive Stock Option" means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
  (w) "Inside Director" means a Director who is an Employee.
  (x) "Net Income" means as to any Performance Period, the Company's or a business unit's income after taxes determined in accordance with U.S. GAAP, adjusted for any Excluded Items approved for exclusion by the Administrator.
  (y) "Nonstatutory Stock Option" means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
  (z) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
  (aa) "Operating Cash Flow" means as to any Performance Period, the Company's or a business unit's cash flow generated from operating activities, as reported in the Company's cash flow statements and calculated in accordance with U.S. GAAP, adjusted for any Excluded Items approved for exclusion by the Administrator.
  (bb) "Operating Income" means as to any Performance Period, the Company's or a business unit's income from operations determined in accordance with U.S. GAAP, adjusted for any Excluded Items approved for exclusion by the Administrator.
  (cc) "Option" means a stock option granted pursuant to the Plan.
  (dd) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

  (ee) "Participant" means the holder of an outstanding Award.
  (ff) "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award granted under the Plan. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Position, (b) Earnings Per Share, (c) Net Income, (d) Operating Cash Flow, (e) Operating Income, (f) Return on Assets, (g) Return on Equity, (h) Return on Sales, (i) Revenue and (j) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.
  (gg) "Performance Period" means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.
  (hh) "Performance Share" means an Award granted to a Participant pursuant to Section 9.
  (ii) "Performance Unit" means an Award granted to a Participant pursuant to Section 9.
  (jj) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
  (kk) "Plan" means this 2004 Equity Incentive Plan.
  (ll) "Restricted Stock" means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.
  (mm) "Return on Assets" means as to any Performance Period, the percentage equal to the Company's or a business unit's Operating Income divided by average net Company or business unit, as applicable, assets, determined in accordance with U.S. GAAP.
  (nn) "Return on Equity" means as to any Performance Period, the percentage equal to the Company's Net Income divided by average stockholder's equity, determined in accordance with U.S. GAAP.
  (oo) "Return on Sales" means as to any Performance Period, the percentage equal to the Company's or a business unit's Operating Income divided by the Company's or the business unit's, as applicable, Revenue.
  (pp) "Revenue" means as to any Performance Period, the Company's or business unit's net sales, determined in accordance with U.S. GAAP.
  (qq) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
  (rr) "Section 16(b)" means Section 16(b) of the Exchange Act.
  (ss) "Service Provider" means an Employee, Director or Consultant.

  (tt) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.
  (uu) "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with an Option, that pursuant to Section 8 is designated as a SAR.
  (vv) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.
  (ww) "Total Shareholder Return" means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.
  (xx) "U.S. GAAP" means generally accepted accounting principles in the United States.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is (i) the number of Shares which have been reserved but not issued under the Company's 1995 Stock Plan, as amended and restated (the "1995 Plan") as of the date of stockholder approval of this Plan, (ii) any Shares returned to the 1995 Plan as a result of termination of options or repurchase of Shares issued under such plan, and (iii) an annual increase to be added on the first day of the Company's fiscal year beginning in 2005, equal to the least of (A) 2,000,000 Shares, (B) 4% of the outstanding Shares on such date or (C) an amount determined by the Board.. The Shares may be authorized, but unissued, or reacquired Common Stock. Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of an SAR, the number of Shares available for issuance under the Plan will be reduced only by the number of Shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares for which the Option is exercised.

(b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Award, will not be returned to the Plan and will not become available for future distribution under the Plan, except that if unvested Shares are forfeited or repurchased by the Company, such Shares will become available for future grant under the Plan.

(c) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(viii) to modify or amend each Award (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan. Notwithstanding the foregoing, the Administrator may not modify or amend an Option or SAR to reduce the exercise price of such Option or SAR after it has been granted (except for adjustments made pursuant to Section 12), unless approved by the Company's stockholders and neither may the Committee, without the approval of the Company's stockholders, cancel any outstanding Option or SAR and immediately replace it with a new Option or SAR with a lower exercise price;

(ix) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 13;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Limitations.

(i) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii) The following limitations will apply to grants of Options:

(1) No Service Provider will be granted, in any Fiscal Year, Options and/or Stock Appreciation Rights to purchase more than 750,000 Shares.

(2) In connection with his or her initial service, a Service Provider may be granted Options and/or Stock Appreciation Rights to purchase up to an additional 1,250,000 Shares, which will not count against the limit set forth in Section 6(a)(2)(ii)(1) above.

(3) The foregoing limitations will be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12.

(4) If an Option and/or Stock Appreciation Right is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option and/or Stock Appreciation Right, as applicable, will be counted against the limits set forth in subsections (1) and (2) above. For this purpose, if the exercise price of an Option and/or Stock Appreciation Right is reduced, the transaction will be treated as a cancellation of the Option and/or Stock Appreciation Right and the grant of a new Option and/or Stock Appreciation Right, as applicable.

(b) Term of Option. The Administrator will determine the term of each Option in its sole discretion. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

b) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator, but shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note; (4) other Shares, provided Shares acquired directly or indirectly from the Company, (A) have been owned by the Participant and not subject to substantial risk of forfeiture for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised; (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (6) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant's participation in any Company-sponsored deferred compensation program or arrangement; (7) any combination of the foregoing methods of payment; or (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with an applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Award, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant's termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant's termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant's death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant's estate or by the person(s) to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant's death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing, during any Fiscal Year no Participant will receive more than an aggregate of 250,000 Shares of Restricted Stock; provided, however, that in connection with a Participant's initial service as an Employee, an Employee may be granted an aggregate of up to an additional 500,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by eachRestricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i) Section 162(m) Performance Restrictions. For purposes of qualifying a Restricted Stock as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals, which will be set by the Administrator on or before the Determination Date. In this connection, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Options and/or SARs covering more than 750,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted Options and/or SARs covering up to an additional 1,250,000 Shares.

(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan. In the case of a freestanding SAR, the exercise price will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. The exercise price of a tandem or affiliated SARs will equal the exercise price of the related Option.

(d) SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to SARs.

(f) Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

9. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant provided that during any Fiscal Year, (a) no Participant will receive Performance Units having an initial value greater than $1,000,000, and (b) no Participant will receive more than 250,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted up to an additional 500,000 Performance Shares.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Provider. The time period during which the performance objectives or other vesting provisions must be met will be called the "Performance Period." Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(i) General Performance Objectives. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Administrator in its discretion.

(ii) Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units/Shares as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may determine that the performance objectives applicable to Performance Units/Shares will be based on the achievement of Performance Goals. The Administrator will set the Performance Goals on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units/Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

10. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

11. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

12. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8 and 9.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Performance Shares and Performance Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

With respect to Awards granted to a non-employee Directors that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant's status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares subject thereto, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Performance Shares and Performance Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 12(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant's consent; provided, however, a modification to such performance goals only to reflect the successor corporation's post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

13. Tax Withholding

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

15. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

16. Term of Plan. Subject to Section 20 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 17 of the Plan.

17. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

18. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

20. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

This Proxy is solicited on behalf of the Board of Directors of Socket Communications, Inc.

2004 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of SOCKET COMMUNICATIONS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 10, 2004, and hereby appoints Kevin J. Mills and David W. Dunlap, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of SOCKET COMMUNICATIONS, INC. to be held on Wednesday, June 16, 2004 at 9:00 a.m. local time, at the Company's headquarters at 37400 Central Court, Newark, California 94560, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.	ELECTION OF SEVEN DIRECTORS.
/ / FOR all nominees listed / / Withhold Authority to vote for ALL Nominees Listed
Nominees: Charlie Bass, Kevin J. Mills, Micheal L. Gifford, Gianluca Rattazzi, Leon Malmed, Enzo Torresi, Peter Sealey
If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:
Charlie Bass; Kevin J. Mills; Micheal L. Gifford; Gianluca Rattazzi; Leon Malmed; Enzo Torresi; Peter Sealey
2.	PROPOSAL TO RATIFY THE APPOINTMENT OF MOSS ADAMS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.
	/ / FOR	/ / AGAINST	/ / ABSTAIN
3.
PROPOSAL TO APPROVE THE ADOPTION OF THE 2004 EQUITY INCENTIVE PLAN AND RESERVATION THEREUNDER OF (I) THE NUMBER OF SHARES THAT HAVE BEEN RESERVED BUT NOT ISSUED UNDER THE 1995 STOCK PLAN; (II) ANY SHARES RETURNED TO THE 1995 STOCK PLAN AS A RESULT OF TERMINATION OF OPTIONS OR REPURCHASE OF SHARES; AND (III) AN ANNUAL INCREASE TO BE ADDED ON THE FIRST DAY OF THE COMPANY'S FISCAL YEAR BEGINNING IN 2005, EQUAL TO THE LEAST OF (A) 2,000,000 SHARES, (B) FOUR PERCENT OF THE COMPANY'S OUTSTANDING SHARES ON SUCH DATE, OR (C) AN AMOUNT DETERMINED BY THE BOARD OF DIRECTORS.
	/ / FOR	/ / AGAINST	/ / ABSTAIN

In their discretion, the Proxies are entitled to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF MOSS ADAMS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, FOR THE ADOPTION OF THE 2004 EQUITY INCENTIVE PLAN AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
Signature	Signature	Date: , 2004

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)